Exhibit 99.1

Glenn Wong Named President and Chief Operating Officer of Red Mile Entertainment

SAUSALITO, Calif., February 28, 2007 - Red Mile Entertainment, Inc. (OTCBB: RDML.BB), a worldwide developer and publisher of interactive entertainment software, today announced the appointment of veteran video game industry executive Glenn Wong to the role of President and Chief Operating Officer.

As president and COO, Mr. Wong will oversee the Company's day-to-day operations, including product strategy, product development, marketing, sales and business development. Mr. Wong has held the role of executive vice president of operations for Red Mile since December of 2006.

Chester Aldridge, Chairman and CEO of Red Mile, stated, “In his short time as an executive with Red Mile, Glenn has demonstrated his proven ability to oversee and drive the company’s fast-growing business. We are proud to announce his appointment as president and COO as we strengthen a management team that is building Red Mile into a leading video game publisher. I am confident Glenn will play a key role in driving our continued growth and success.”

Prior to joining Red Mile, Mr. Wong was President and General Manager of Electronic Arts Canada, the world’s largest video game software development studio. During his tenure, this studio dramatically grew its revenue base and tripled to over 700 employees. He was also a Senior Vice President of Electronic Arts Inc., the dominant player in the interactive electronic entertainment landscape with nearly $3 billion in revenue as of fiscal 2006. At Electronic Arts, Mr. Wong oversaw the development of several top video game franchises including FIFA, NHL, Need for Speed and NBA Live.

“I have become increasingly confident in Red Mile’s potential during my time in an executive role with the company, and have been highly impressed by the company's success in securing top-tier licensed products and in creating and incubating original intellectual properties," commented Mr. Wong. "Red Mile’s management team has positioned the company to become a considerable force in the video game market and a leader in the rapidly growing casual game sector. I look forward to helping the company achieve its goals at this exciting time.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements. All statements in this release regarding building the Company into a leading video game publisher and Mr. Wong’s role in driving the Company’s continued growth and success are forward-looking statements.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law. Please refer to the Company’s Form 10-KSB and other filings with the United States Securities and Exchange Commission (the “SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

About Red Mile Entertainment, Inc.

Red Mile Entertainment, Inc. is a worldwide developer and publisher of interactive entertainment software that is headquartered in Sausalito, California. Red Mile creates, incubates and licenses premier intellectual properties and develops products for console video game systems, personal computers and other interactive entertainment platforms. Red Mile has published a number of innovative titles. In 2005, Red Mile successfully launched its first franchise game, “Heroes of the Pacific,” for multiple platforms including the PlayStation®2 computer entertainment system, Xbox® video game system from Microsoft and the PC. The popular game is also being developed for the PSP® portable entertainment system, and a sequel to the game is being developed for the next generation of consoles and PC platforms. Red Mile’s most highly anticipated title, “Jackass: The Game,” which is based on the extremely successful MTV series, is expected to be published in 2007.

For more information about Red Mile Entertainment, Inc., contact Todd Weimer at (415) 339-4242, or Jennifer Jarman of The Blueshirt Group at (415) 217-5866, and please visit our web site at www.redmileentertainment.com.

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